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                                                                    EXHIBIT 99.2

                                 CERTIFICATION


Pursuant to 18 U.S.C. ss. 1350, the undersigned officer of Serologicals Corporation (the "Company"), hereby certifies that the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certification is given to the knowledge of the undersigned.

Dated: August 13, 2002


                      Name: /s/ Harold W. Ingalls
                           ----------------------
                      Title: Vice President Finance and Chief Financial Officer
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